Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Second Quarter 2010 Earnings Results
•	Revenue growth of 18 percent year-over-year
•	Net income up 66 percent over Q2 2009
•	Enventis fiber and data revenue grew 63 percent and Telecom Broadband revenue increased 10 percent year-over-year
•	Company’s Fiscal 2010 outlook increased for net income and EBITDA

MANKATO, Minn., July 28, 2010—HickoryTech Corporation (Nasdaq: HTCO) today reported second quarter 2010 operating results including revenue of $38.3 million, up 18 percent over the comparable period in 2009.  Net income totaled $3.5 million, or 27 cents per diluted share, a 66 percent increase over the $2.1 million, reported a year ago.  A release of income tax reserves added $800,000 to the second quarter net income in 2010.  Excluding the income tax release, net income totaled $2.7 million, an increase of 28 percent year-over-year.

“We are making good progress on our strategic initiatives to grow our company,” said John Finke, HickoryTech’s president and chief executive officer.  “We initiated a joint fiber construction project in the second quarter to expand our fiber network to new markets. This project, which is increasing our earnings, is an example of our commitment to take calculated risks to grow our company, while leveraging our current assets, existing cost structure and core competencies.”

As part of HickoryTech’s growth plan, it is upgrading its fiber network in Des Moines, Iowa, and extending its fiber network to Sioux Falls, South Dakota and Fargo, North Dakota.  Capital expenditures in the second quarter totaled $7.1 million, up from the $4.7 million a year ago.  A portion of those fiber expansion plans include a joint construction project with another carrier, contributing $1.1 million of revenue and $200,000 of net income to second quarter operating results for the Enventis fiber and data product line.

“We had another strong quarter within our Enventis Sector with 63 percent fiber and data revenue growth and a consecutive quarter of solid equipment and services sales,” said Finke.  We are pleased with this business’ performance in the first half of the year and the current backlog of equipment and service sales scheduled for the second half of the year is encouraging.”

Enventis Sector Enventis Sector (before intersegment eliminations)
Enventis Sector revenue before eliminations totaled $21.2 million, up 44 percent compared to one year ago.  Costs and expenses in the Enventis Sector, including depreciation, totaled $19 million, an increase of 45 percent year-over-year, the result of adding CP Telecom operations and higher equipment sales.  Enventis Sector net income totaled $1.4 million, up 33 percent from the $1.0 million reported one year ago.  The Enventis net income increase was mainly driven by ongoing growth of fiber and data services and recovery in the equipment and services business.
•
Fiber and data revenue totaled $10.8 million, up 63 percent year-over-year, the result of strong sales of fiber services, the addition of CP Telecom, and the impact of a joint construction project with another carrier.

•
Equipment and service revenue totaled $10.4 million, up 28 percent year-over-year.  Second quarter equipment and services revenue included a higher level of maintenance contracts, which have higher margins.  Net income for the equipment and services product line has increased 227 percent in 2010 due to sales increases and operating cost reductions.

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Telecom Sector (before intersegment eliminations)
Telecom Sector revenue totaled $17.6 million, down 2 percent year-over-year.  Telecom Sector results were stable and continue to be affected by a decline in network access and local service revenue, offset in part by broadband growth.  Costs and expenses including depreciation totaled $14.6 million for the second quarter, an increase of 2 percent year-over-year.  Telecom Sector net income for the second quarter totaled $1.8 million, a 20 percent decrease from one year ago driven by the anticipated decline of traditional telecom recurring revenue.
•
Broadband revenue totaled $3.3 million, up 10 percent from the comparable period in fiscal 2009.  Broadband revenue includes DSL, Data and Digital TV services.  Digital TV subscribers increased 11 percent, to 9,841, and DSL subscribers increased 2 percent, to 19,359.

•	Network access revenue was $5.9 million, down 2 percent year-over-year.
•
Local service revenue totaled $3.6 million, down 6 percent from fiscal 2009. Local access lines declined 7 percent year-over-year.  Local service declines are a result of competition and wireless substitution.

Capital Expenditures and Debt Position
Capital expenditures totaled $7.1 million for the second quarter of 2010, and were $2.4 million higher than the comparable period in 2009.  Enventis Sector capital expenditures totaled $3.9 million.  Telecom Sector capital expenditures were $3.2 million.  HickoryTech’s long-term and current debt position as of June 30, 2010 was $121.3 million, an increase of $5.1 million from the previous quarter ended March 31, 2010. The company’s construction season along with increased equipment sales caused a temporary increase in debt at the end of second quarter 2010.

“We’re especially pleased with our performance in the first half of this year,” Finke said.  “We are investing in long-term growth initiatives, expanding our network and looking for opportunities to grow recurring revenues.”

2010 Annual Company Expectations Increased
HickoryTech increased its fiscal 2010 outlook in several areas as follows:
•	Revenue is targeted in the range of $150 million to $158 million (no change)
•	Net Income is targeted in the range of $9.7 million to $10.6 million (previously $8.7 to $9.6 million)
•	Capital spending is targeted in the range of $22 million to $26 million (no change)
•	EBITDA is targeted in the range of $41.5 million to $44 million (previously $40.5 to $43 million)
•	A year-end debt balance is targeted in the range of $117 million to $120 million (previously $117 to $119 million)

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Thursday, July 29 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 85702241.  A simultaneous webcast of the call and presentation will be available through a link on HickoryTech’s Investor Relations webpage at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange (symbol: HTCO). For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before interest, income taxes, depreciation and amortization. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands, except share data)	2010	2009	Change	2010	2009	Change
Revenue:
Enventis Sector
Equipment	$8,068	$5,393	50%	$17,952	$12,184	47%
Services	13,060	9,229	42%	24,530	18,227	35%
Total Enventis Sector	21,128	14,622	44%	42,482	30,411	40%

Telecom Sector	17,140	17,781	-4%	34,506	35,453	-3%
Total revenue	38,268	32,403	18%	76,988	65,864	17%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	6,974	4,717	48%	15,449	10,716	44%
Cost of services, excluding depreciation and amortization	14,766	11,948	24%	28,944	24,413	19%
Selling, general and administrative expenses	5,560	5,406	3%	11,756	10,562	11%
Depreciation	5,222	4,830	8%	10,544	9,899	7%
Amortization of intangibles	89	213	-58%	178	427	-58%
Total costs and expenses	32,611	27,114	20%	66,871	56,017	19%

Operating income	5,657	5,289	7%	10,117	9,847	3%

Interest and other income	14	32	-56%	51	41	24%
Interest expense	(1,101)	(1,719)	-36%	(2,692)	(3,427)	-21%
Income before income taxes	4,570	3,602	27%	7,476	6,461	16%
Income taxes	1,060	1,485	-29%	2,539	2,718	-7%

Net income	$3,510	$2,117	66%	$4,937	$3,743	32%

Basic earnings per share	$0.27	$0.16	69%	$0.37	$0.29	28%

Basic weighted average common shares outstanding	13,225,561	13,049,238		13,190,366	13,034,005

Diluted earnings per share	$0.27	$0.16	69%	$0.37	$0.29	28%

Diluted weighted average common and equivalent shares outstanding	13,230,861	13,049,677		13,197,666	13,034,005

Dividends per share	$0.13	$0.13	0%	$0.26	$0.26	0%

Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$135	$2,420
Receivables, net of allowance for doubtful accounts of $723 and $643	25,143	19,729
Inventories	5,826	5,069
Deferred income taxes	2,423	2,423
Prepaid expenses	2,215	1,751
Other	1,619	1,039
Total current assets	37,361	32,431

Investments	4,492	4,306

Property, plant and equipment	367,118	357,607
Accumulated depreciation	(213,670)	(204,129)
Property, plant and equipment, net	153,448	153,478

Other assets:
Goodwill	27,303	27,423
Intangible assets, net	2,847	3,025
Deferred costs and other	1,606	1,820
Total other assets	31,756	32,268

Total assets	$227,057	$222,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$6,166	$6,788
Accounts payable	7,542	2,883
Accrued expenses and other	6,595	7,792
Accrued income taxes	424	642
Deferred revenue	5,936	6,016
Current maturities of long-term obligations	912	620
Total current liabilities	27,575	24,741

Long-term liabilities:
Debt obligations, net of current maturities	120,343	119,871
Financial derivative instruments	1,410	1,908
Accrued income taxes	2,449	3,218
Deferred income taxes	22,452	21,895
Deferred revenue	1,462	2,095
Accrued employee benefits and deferred compensation	14,623	14,209
Total long-term liabilities	162,739	163,196

Total liabilities	190,314	187,937

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,239 in 2010 and 13,101 in 2009	1,324	1,310
Additional paid-in capital	13,228	12,975
Retained earnings	26,198	24,687
Accumulated other comprehensive (loss)	(4,007)	(4,426)
Total shareholders' equity	36,743	34,546

Total liabilities and shareholders' equity	$227,057	$222,483

Enventis Sector Recap
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars In thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations
Equipment	$8,068	$5,393	50%	$17,952	$12,184	47%
Services	2,352	2,749	-14%	4,209	5,090	-17%
Equipment and Services	10,420	8,142		22,161	17,274

Fiber and Data	10,708	6,480	65%	20,321	13,137	55%
Intersegment	97	142	-32%	230	283	-19%
	$21,225	$14,764	44%	$42,712	$30,694	39%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$21,128	$14,622		$42,482	$30,411
Intersegment	97	142		230	283
	21,225	14,764		42,712	30,694

Cost of sales (excluding depreciation and amortization)	6,974	4,717	48%	15,449	10,716	44%
Cost of services (excluding depreciation and amortization)	7,582	4,849	56%	14,281	10,087	42%
Selling, general and administrative expenses	2,992	2,294	30%	6,034	4,683	29%
Depreciation and amortization	1,406	1,201	17%	2,770	2,350	18%
Total costs and expenses	18,954	13,061	45%	38,534	27,836	38%

Operating income	$2,271	$1,703	33%	$4,178	$2,858	46%
Net income	$1,353	$1,018	33%	$2,475	$1,699	46%

Capital expenditures	$3,907	$2,262	73%	$5,971	$3,453	73%

Enventis Equipment and Services Product Line
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations
Equipment	$8,068	$5,393	50%	$17,952	$12,184	47%
Services	2,352	2,749	-14%	4,209	5,090	-17%
	$10,420	$8,142	28%	$22,161	$17,274	28%

Cost of sales (excluding depreciation and amortization)	6,974	4,701	48%	15,449	10,699	44%
Cost of services (excluding depreciation and amortization)	1,693	1,649	3%	3,412	3,601	-5%
Selling, general and administrative expenses	1,105	1,211	-9%	2,228	2,499	-11%
Depreciation and amortization	77	104	-26%	150	186	-19%
Total costs and expenses	9,849	7,665	28%	21,239	16,985	25%

Operating income	$571	$477	20%	$922	$289	219%
Net income	$341	$284	20%	$565	$173	227%

Capital expenditures	$49	$119	-59%	$134	$262	-49%

Enventis Fiber and Data Product Line
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations:
Services	$10,708	$6,480	65%	$20,321	$13,137	55%
Intersegment	97	142	-32%	230	283	-19%
	$10,805	$6,622	63%	$20,551	$13,420	53%

Cost of sales (excluding depreciation and amortization)	-	16	-100%	-	17	-100%
Cost of services (excluding depreciation and amortization)	5,889	3,200	84%	10,869	6,486	68%
Selling, general and administrative expenses	1,887	1,083	74%	3,806	2,184	74%
Depreciation and amortization	1,329	1,097	21%	2,620	2,164	21%
Total costs and expenses	9,105	5,396	69%	17,295	10,851	59%

Operating income	$1,700	$1,226	39%	$3,256	$2,569	27%
Net income	$1,012	$734	38%	$1,910	$1,526	25%

Capital expenditures	$3,858	$2,143	80%	$5,837	$3,191	83%

Telecom Sector Recap
(unaudited)

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue
Local Service	$3,638	$3,880	-6%	$7,303	$7,757	-6%
Network Access	5,851	5,955	-2%	11,979	12,165	-2%
Long Distance	800	1,027	-22%	1,620	2,058	-21%
Broadband	3,287	2,979	10%	6,503	5,863	11%
Internet	1,262	1,252	1%	2,494	2,506	0%
Directory	888	1,023	-13%	1,805	2,100	-14%
Bill Processing	802	961	-17%	1,577	1,630	-3%
Intersegment	468	234	100%	897	477	88%
Other	612	704	-13%	1,225	1,374	-11%
Total Telecom Revenue	$17,608	$18,015	-2%	$35,403	$35,930	-1%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,140	$17,781		$34,506	$35,453
Intersegment	468	234		897	477
	17,608	18,015		35,403	35,930
Costs and expenses
Cost of services, excluding depreciation and amortization	7,709	7,440	4%	15,713	15,016	5%
Selling, general and administrative expenses	3,033	3,040	0%	5,983	5,874	2%
Depreciation and amortization	3,875	3,827	1%	7,891	7,947	-1%
Total costs and expenses	14,617	14,307	2%	29,587	28,837	3%

Operating income	$2,991	$3,708	-19%	$5,816	$7,093	-18%

Net income	$1,774	$2,205	-20%	$3,180	$4,183	-24%

Capital expenditures	$3,156	$2,351	34%	$4,521	$3,786	19%

Key Metrics
Business access lines	24,479	25,034	-2%
Residential access lines	28,839	32,334	-11%
Total access lines	53,318	57,368	-7%
Long distance customers	35,131	37,557	-6%
DSL customers	19,359	19,065	2%
Digital TV customers	9,841	8,895	11%

Reconciliation of Non-GAAP Measures

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$3,510	$2,117	$4,937	$3,743
Add:
Depreciation	5,222	4,830	10,544	9,899
Amortization of intangibles	89	213	178	427
Interest expense	1,101	1,719	2,692	3,427
Taxes	1,060	1,485	2,539	2,718
EBITDA	$10,982	$10,364	$20,890	$20,214

Reconciliation of net income to net income without
release of income tax reserve:
Net income	$3,510	$2,117	$4,937	$3,743
Deduct: Income tax reserve release	807	-	807	-
Net income excluding income tax reserve release	$2,703	$2,117	$4,130	$3,743

	Year Ending
	December 31, 2010
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2010 EBITDA guidance:	Low	High
Projected net income	$9,700	$10,600
Add back:
Depreciation and amortization	21,300	21,900
Interest expense	5,100	5,400
Income tax expense	5,400	6,100
Projected EBITDA1	$41,500	$44,000

1EBITDA, a non-GAAP financial measure, is as defined in our debt agreement

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